Exhibit 4.1

POSTPONEMENT AND AMENDMENT AGREEMENT

This POSTPONEMENT AND AMENDMENT AGREEMENT, dated as of April 28, 2006 (this “Agreement”), by and among DYNAMIC HEALTH PRODUCTS, INC., a Florida corporation (the “Company”), DYNAMIC MARKETING I, INC., a Florida corporation (“DMI”) and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in (i) that certain Securities Purchase Agreement, dated as of September 30, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement” and, together with the Related Agreements referred to therein, the “2004 Loan Documents”) or (ii) that certain Security Agreement, dated as of March 29, 2005, by and between the Company, DMI and Laurus (as amended, modified or supplemented from time to time, the “Security Agreement” and, together with the Ancillary Agreements referred to therein, the “2005 Loan Documents” and, together with the 2004 Loan Documents, the “Loan Documents”), as applicable.

WHEREAS, reference is made to the following Related Agreements: (i) that certain Secured Convertible Term Note, dated as of September 30, 2004 and issued by the Company to Laurus (as amended, modified and/or supplemented, the “Term Note”); (ii) that certain Common Stock Purchase Warrant, dated as of September 30, 2004 and issued by the Company to Laurus (as amended, modified and/or supplemented, the “2004 Warrant”); and (iii) that certain Registration Rights Agreement, dated as of March 29, 2005, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”);

WHEREAS, reference is made to the following Ancillary Agreements: (i) that certain Secured Revolving Note, dated as of March 29, 2005 and issued by the Company and DMI on a joint and several basis to Laurus (as amended, modified and/or supplemented, the “Revolving Note”); (ii) that certain Secured Convertible Minimum Borrowing Note, dated as of March 29, 2005 and issued by the Company and DMI on a joint and several basis to Laurus (as amended, modified and/or supplemented, the “MB Note”); (iii) that certain Common Stock Purchase Warrant, dated as of March 29, 2005 and issued by the Company to Laurus (as amended, modified and/or supplemented, the “2005 Warrant”); and (iv) that certain Overadvance Letter, dated as of March 29, 2005 by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Overadvance Letter”);

WHEREAS, Laurus has agreed to postpone the Company’s obligation to make certain amortization payments, certain over-advance payments, as well as to cancel and return to the Company the 2004 Warrant and the 2005 Warrant and, in consideration therefore, the receipt of which is hereby acknowledged, the Company has agreed to issue to Laurus 425,000 shares of the Common Stock of the Company (the “New Shares”);

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and Laurus agree as follows:

1. The Company and Laurus hereby agree that the principal portion of the Monthly Amount (as defined in the Term Note) that is due on the first business day of each of May 2006, June 2006, July 2006, August 2006, September 2006, October 2006, November 2006 and December 2006, (collectively, the “Postponement Period”) shall, in each case be reduced by $137,500 (the “Reduction Amount”) and the principal portion of the Monthly Amount due with the Postponement Period shall instead be $50,000; provided that, the aggregate amount of all Reduction Amounts (i.e. $1,100,000) shall instead be paid in full on or before the Maturity Date (as defined in the Term Note); provided further, that, the interest portion of all Monthly Amounts due during and after the Postponement Period shall be unchanged and shall be required to be paid as otherwise set forth in the Term Note.

2. Laurus hereby confirms in writing its verbal consent granted to the Company on March 29, 2006 with respect to the Overadvance Letter to extend the time by the which the Overadance must be repaid in full by an additional 30 days (i.e. April 29, 2006). Furthermore, Laurus hereby further amends the Overadvance Letter by deleting the text “365” appearing in the second paragraph thereopf and inserting the text “635” in lieu thereof (i.e. the Period (as defined in the Overadvance Letter) is hereby extended by an additional eight months from the date hereof).

3. The Registration Rights Agreement is hereby amended and restated in the form attached hereto as Exhibit A (the “Amended and Restated Registration Rights Agreement”).

4. The Term Note is hereby amended and restated in the form attached hereto as Exhibit B (the “Amended and Restated Term Note”). For the avoidance of doubt, the amendment and restatement of the Term Note as set forth in this Section 3 shall be in substitution for and not in satisfaction of the Term Note;

5. The Revolving Note is hereby amended and restated in the form attached hereto as Exhibit C (the “Amended and Restated Revolving Note”). For the avoidance of doubt, the amendment and restatement of the Revolving Note as set forth in this Section 4 shall be in substitution for and not in satisfaction of the Revolving Note;

6. The MB Note is hereby amended and restated in the form attached hereto as Exhibit D (the “Amended and Restated MB Note”). For the avoidance of doubt, the amendment and restatement of the MB Note as set forth in this Section 5 shall be in substitution for and not in satisfaction of the MB Note;

7. Each of the 2004 Warrant and the 2005 Warrant shall be cancelled and terminated and be of no further force or effect (the “Warrant Terminations”). Following the Amendment Effective Date, Laurus shall return to the Company the original executed 2004 Warrant and 2005 Warrant.

8. Immediately following the execution and delivery of this Agreement by each of the Company and Laurus, the Company hereby agrees to issue to Laurus the New Shares, of which 97,059 shares shall be issued in connection with the cancellation of the 2004 Warrant, 52,941 shares shall be issued in connection with the cancellation of the 2005 Warrant and 275,000 shares shall be issued in connection with the deferral of the principal payments as set forth in Section 1 above.

9. The amendments and waivers set forth herein shall be effective as of the date first above written (the “Effective Date”) on the date when (i) each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Agreement, (ii) the issuance by the Company to Laurus of the New Shares, and the receipt by Laurus of the stock certificates evidencing the New Shares, (iii) the execution by the Company of, and receipt by Laurus of, the Amended and Restated Registration Rights Agreement and the Amended and Restated Term Note and (iv) the execution by the Company and DMI of, and receipt by Laurus of, the Amended and Restated Revolving Note and the Amended and Restated MB Note.

10. Except as specifically set forth in this Agreement, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

11. The Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

12. From and after the Effective Date, all references in the Loan Documents to the Term Note shall be deemed to be references to the Term Note as modified hereby.

13. The Company hereby agrees to file an 8-K, completed as appropriate, with the Securities and Exchange Commission disclosing the terms and conditions set forth in this Agreement as soon as practicable, but no later than the fourth (4th) business day following the date hereof. The Company hereby agrees to update its Registration Statements with the Securities and Exchange Commission relating to Amended and Restated Term Note and the Amended and Restated Minimum Borrowing Note and the cancelled warrants (the “Existing Registration Statement”), through Rule 429 and the inclusion of the securities contained in the Existing Registration Statement in the Registration Statement (as defined in the Amended and Restated Registration Rights Agreement).

14. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Agreement signed in its name effective as of this 28th day of April 2006.

DYNAMIC HEALTH PRODUCTS, INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

DYNAMIC MARKETING I, INC.

By:	/s/ Mandeep K. Taneja
Name:	Mandeep K. Taneja
Title:	CEO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Director

EXHIBIT A

Form of Amended and Restated Registration Rights Agreement

EXHIBIT B

Form of Amended and Restated Term Note

EXHIBIT C

Form of Amended and Restated Revolving Note

EXHIBIT D

Form of Amended and Restated MB Note